UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

PROLUNG, INC.
(Name of Registrant as Specified in Its Charter)

STEVEN C. EROR RICHARD SERBIN MICHAEL N. CHRISTIANSEN TODD M. MORGAN ERIC M. SOKOL RON DUNFORD BRIAN W. LOVERIDGE DON A. PATTERSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steven C. Eror, together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of ProLung, Inc., a Delaware corporation (“ProLung” or the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to elect Mr. Eror’s eight (8) highly qualified director nominees.

On July 26, 2018, Mr. Eror issued the following press release:

Former Founder-CEO Steven Eror Announces His Intention to Commence a Consent Solicitation at ProLung to Add Eight Directors to the Board

Delivers Letter to ProLung Requesting the Board to Establish a Record Date for the Consent Solicitation

Intends to File Preliminary Consent Solicitation Statement in the Coming Days to Expand the Board and Elect Eight Highly Qualified Director Candidates

SALT LAKE CITY, Jul. 26, 2018 /PRNewswire/ -- Steven C. Eror, the Co-Founder and Former President, CEO and member of the Board of Directors (the “Board”) of ProLung, Inc. (“ProLung” or, the “Company”), with a beneficial ownership of approximately 4.5% of the common stock of ProLung, issued the following statement today to announce his intention to commence a public consent solicitation to seek to add eight qualified and experienced directors to ProLung’s Board.

Mr. Eror stated, “Since my departure from ProLung in June, I have heard from many stakeholders of the Company who are gravely concerned and dissatisfied with the current void in senior leadership at ProLung. I am therefore taking the steps required to seek to reconstitute the Board to restore confidence, continuity and veteran leadership at ProLung. I believe this is an essential step to align the Company with the best interests of its shareholders. My slate of eight director nominees has expertise in capital raising, clinical trials, commercialization and the launch of products, and is well equipped to guide the Company through the final phases of development and early commercialization as well as to provide access to public financial markets and strategic transactions.”

Last month ProLung announced the abrupt departure of five of its seven Board members, including Mr. Eror. In addition, Mr. Eror was replaced as CEO with then-COO Michael Garff despite Mr. Garff’s inexperience as a chief executive in either the medical technology industry or any relevant industries. Shareholder concerns mounted as the Board appointed Mr. Garff and Mark V. Anderson, the Company’s CFO, to the Board.

Through his consent solicitation, Mr. Eror will be seeking shareholder consent to approve the following set of corporate actions:

(1)	Amend Article 2, Section 2.1 of the Company’s First Amended and Restated Bylaws (the “Bylaws”) to provide that shareholders have the exclusive ability to fix the size of the Board and to increase the size of the Board to twelve (12) directors;
(2)	Amend Article 3, Section 3.2 of the Bylaws to allow any vacancies on the Board resulting from any newly created directorship(s) or for any cause to be filled exclusively by the shareholders of the Company;
(3)	Upon approval of Proposals 1 and 2 above, to elect each of Richard Serbin, Todd Morgan, Michael Christiansen, Eric Sokol, Ron Dunford, Steven Eror, Brian Loveridge and Don Patterson (each, a “Nominee” and collectively, the “Nominees”) to serve as a director of the Company (or, if any such Nominee is unable or unwilling to serve as a director of the Company, any other person designated as a Nominee by Mr. Eror); and

(4)	To repeal any provision of the Bylaws in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were adopted on July 14, 2017.

Mr. Eror has retained Olshan Frome Wolosky LLP as legal counsel to advise on his public consent solicitation to seek the addition of his slate of eight directors to the Board.

About Steven C. Eror

Mr. Eror has 26 years of executive experience in medical device, drug development, drug delivery, molecular modeling, artificial intelligence, biopharmaceuticals, diagnostics, information technology and manufacturing in public, private and emerging companies. He is ProLung’s founder, and became Chief Executive Officer, President and Director of ProLung, Inc. in February 2005.

Investor Contact

Steven C. Eror

PO Box 981194

Park City, Utah 84098

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Steven C. Eror, together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and accompanying white consent card to solicit proxies and consents for the amendment of the Bylaws and the election of a slate of eight (8) director nominees to the Board.

WE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Michael Christiansen, Ron Dunford, Steven Eror, Brian Loveridge, Todd Morgan, Don Patterson, Richard Serbin and Eric Sokol (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, will be contained in the Schedule 13D, as may be amended from time to time (the “Schedule 13D”), to be filed by Mr. Eror with the Securities and Exchange Commission (the “SEC”). The Schedule 13D will be available at no charge on the SEC’s website at http://www.sec.gov. As of the date hereof, the Participants collectively beneficially own an aggregate of 691,544 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), consisting of (i) 174,251 shares of Common Stock directly beneficially owned by Steven C. Eror, (ii) 2,500 shares of Common Stock directly beneficially owned by Brian Loveridge, (iii) 147,188 shares of Common Stock beneficially owned by Todd Morgan, including (a) 32,500 shares of Common Stock held by an irrevocable trust of which Mr. Morgan is the trustee, (b) 33,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (c) 3,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (d) 50,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, and (e) 27,188 shares of Common Stock held directly, (iv) 58,735 shares of Common Stock directly beneficially owned by Don Patterson, and (v) 269,188 shares of Common Stock directly beneficially owned by Eric Sokol. As of the date hereof, none of Messrs. Christiansen, Dunford or Serbin beneficially own any shares of Common Stock.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock beneficially owned in the aggregate by the other Participants. Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.